Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

ITC^DeltaCom, Inc.

Huntsville, Alabama

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-161952, 333-149192, 333-139202, 333-111329, and 333-101007) of ITC^DeltaCom, Inc. of our reports dated March 22, 2010, relating to the consolidated financial statements, the effectiveness of ITC^DeltaCom, Inc.’s internal control over financial reporting and financial statement schedule, which appear in this Form 10-K.

/s/ BDO Seidman, LLP

Atlanta, Georgia

March 22, 2010